Exhibit 1A-2A.2

CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF CNOTE GROUP, INC. A DELAWARE PUBLIC BENEFIT CORPORATION (Pursuant to Section 242 of the General Corporation Law of the State of Delaware) CNote Group, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"), does hereby certify: FIRST: That the name of the Corporation is CNote Group, Inc. and that this Corporation was originally incorporated pursuant to the General Corporation Law on April 22, 2016 under the name CNote Group, Inc. SECOND: The Corporation's Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 24, 2020 and subsequently on January 10, 2022 and on August 31, 2022 (the "Certificate of Incorporation"). THIRD: The Certificate of Incorporation is hereby amended as follows: The introductory paragraph to Article FOURTH of the Certificate of Incorporation is amended and restated in its entirety to read as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 61,825,685. The total number of shares of common stock authorized to be issued is 40,400,000, par value 80.00001 per share ("Common Stock"). The total number of shares of preferred stock authorized to be issued is 21,425,685, par value $0.00001 per share ("Preferred Stock"). The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation." The introductory paragraph to Article FOURTH, Part B of the Certificate of Incorporation is amended and restated in its entirety to read as follows: "10,573,844 shares of the Preferred Stock are designated as "Series A Preferred Stock," ,857,827 shares of the Preferred Stock are designated as "Series Seed-I Preferred Stock," ,601,857 shares of the Preferred Stock are designated as "Series Seed-2 Preferred Stock," ,948,339 shares of the Preferred Stock are designated as "Series Seed-3 Preferred Stock," and 443,818 shares of the Preferred Stock are designated as "Series Seed-4 Preferred Stock." The Series Seed-1 Preferred Stock, the Series Seed-2 Preferred Stock, the Series Seed-3 Preferred Stock, and the Series Seed-4 Preferred Stock may collectively be referred to as the "Series Seed Preferred Stock." The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to "sections" or "subsections" in this Part B of this Article Fourth refer to sections and subsections of Part B of this Article Fourth." State of Delaware Secretary of State Division of Corporations Delivered :49 PM 02/04/2025 FILED :49 PM 02/04/2025 SR 20250385390 - File Number Article TWELFTH of the Certificate of Incorporation is amended and restated in its entirety to read as follows: "Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation's certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. For the avoidance of doubt, this Article Twelfth shall not apply to claims brought under the Securities Act of 1933, the Securities Exchange Act of 1934, or other federal securities laws. If any provision or provisions of this Article Twelfth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Twelfth (including, without limitation, each portion of any sentence of this Article Twelfth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby." FOURTH: The foregoing amendment to the Certificate of Incorporation has been duly adopted and approved by the Board of Directors of the Corporation in accordance with Section 141 of the General Corporation Law of the State of Delaware. The amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the stockholders of the Corporation. [Signature Page Follows] Docusign Envelope ID: 4F6F87A5-A643-4ADO-13015-A6B7813AB44A IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Certificate of Incorporation to be executed by a duly authorized officer effective as of February , and hereby affirms that the facts stated herein are true. CNote Group, Inc. ..----DocuSigned by: (Aturiva, ttroutAA, cathvi-tqivaLeb, President